Exhibit 4.1
Interactive Data
14 West Street
New York, NY  10005


December 8, 1997


Van Kampen American Capital Distributors, Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

       Re:  Van Kampen American Capital
               Strategic Ten Trust United States Portfolio, December 1997
Series
               Strategic Ten Trust United Kingdom Portfolio, December 1997
Series
               Strategic Ten Trust Hong Kong Portfolio, December 1997 Series Strategic Five Trust United States Portfolio, December 1997
Series
               Strategic Thirty Trust Global Portfolio, December 1997 Series Strategic Fifteen Trust Global Portfolio, December 1997 Series (A Unit Investment Trust) Registered Under the Securities
               Act of 1933, File No. 333-39951

Gentlemen:

     We  have  examined the Registration Statement for the above  captioned
Fund.

     We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

     You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


James Perry
Vice President